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                                                        EXHIBIT 3.4


                              STATE OF MARYLAND
                                                                497962


                STATE DEPARTMENT OF ASSESTMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201




                                                      DATE:  DECEMBER 31, 1996



        THIS IS TO ADVISE YOU THAT THE CERTIFICATE OF CORRECTION FOR ESSEX PROPERTY TRUST, INC. WAS RECEIVED AND APPROVED FOR RECORD ON DECEMBER 31, 1996 AT 1:00PM.









FEE PAID:               71.00



[SEAL - OF SCVTO BONE VOLVNTATIS TVAE CORONASTI NOS 1632]

AT5-031                                                 IRENE B WOZNY
                                                        CHARTER SPECIALIST

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                           ESSEX PROPERTY TRUST, INC.


                            CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

         Essex Property Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The title of the document being corrected is Articles Supplementary.

         SECOND:  The document being corrected was filed on July 1, 1996.

         THIRD: The provisions of the Articles Supplementary which are to be corrected are as follows:

                  1.  The first line of the second paragraph of
         Section 5, subsection (g), currently reads as follows:

                      "(i)  Before taking any action which would
                            cause and adjustment";

                  2.  The first line of the third paragraph of
         Section 5, subsection (g), currently reads as follows:

                      "(ii) The Corporation will seek to list
                            the shares of Common Stock";

                  3. The title of Section 12, Status, currently reads as follows:

                  "Section 12.  Status.";

                  4.  The title of Section 13, Redemption after
         Notice of Mandatory Conversion, currently reads as follows:

                  "Section 13.  Redemption after Notice of Mandatory
         Conversion.";

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                  5.  The table in Section 13 currently reads as follows:

                           Redemption
                        Redemption Date              Percentage
               ------------------------------        ----------
Section 7.     June 20, 2001 to June 19, 2002          105
Section 8.     June 20, 2002 to June 19, 2003          104
Section 9.     June 20, 2003 to June 19, 2004          103
Section 10.    June 20, 2004 to June 19, 2005          102
Section 11.    June 20, 2005 to June 19, 2006          101
Section 12.    June 20, 2006 and thereafter            100

                  6. The first line of the second paragraph of Section 13 currently reads as follows:

                  "(a) In order to exercise a right to require the Corporation to redeem a holder's";

                  7. The first line of the third paragraph of Section 13 currently reads as follows:

                  "(b) (i) If a request for redemption accompanied by the certificates";

                  8. The first line of the fourth paragraph of Section 13 currently reads as follows:

                       "(i) The dividend with respect to a share of Series 1996A Stock which";

                  9. The first line of the fifth paragraph of Section 13 currently reads as follows:

                  "(c) At such time as there ceases to be in excess of 40,000 shares of Series".

         FOURTH: The corrected provisions of the Articles Supplementary are as follows:

                  1. The first line of the second paragraph of Section 5, subsection (g), shall read as follows:

                           "(ii) Before taking any action which would cause an adjustment";

                  1. The first line of the second paragraph of Section 5, subsection (g), shall read as follows:

                           "(ii) Before taking any action which would cause an adjustment";

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                  2.  The first line of the third paragraph of Section 5,
         subsection (g), shall read as follows:

                           "(iii) The Corporation will seek to list the shares of Common Stock";

                  3.  The title of Section 12, Status, shall read as follows;

                  "Section 6.  Status.";

                  4. The title of Section 13, Redemption after Notice of Mandatory Conversion, shall read as follows;

                  "Section 7. Redemption after Notice of Mandatory
         Conversion.";

                  5.  The table in Section 13 shall read as follows:

                                                       Redemption
                            Redemption Date            Percentage
                    -------------------------------   --------------
                    June 20, 2001 to June 19, 2002          105
                    June 20, 2002 to June 19, 2003          104
                    June 20, 2003 to June 19, 2004          103
                    June 20, 2004 to June 19, 2005          102
                    June 20, 2005 to June 19, 2006          101
                    June 20, 2006 and thereafter            100

                  6. The first line of the second paragraph of Section 13 shall read as follows:

                  "(b) In order to exercise a right to require the Corporation to redeem a holder's";

                  7. The first line of the third paragraph of Section 13 shall read as follows:

                  "(c) (i) If a request for redemption accompanied by the certificates";

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                  8.  The first line of the fourth paragraph of Section 13
         shall read as follows:

                           "(ii) The dividend with respect to a share of Series 1996A Stock which";

                  9. The first line of the fifth paragraph of Section 13 shall read as follows:

                  "(d) At such time as there ceases to be in excess of 40,000 shares of Series".




                              [CONTINUED ON PAGE 5]

                                      60
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     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Secretary on this 20th day of December, 1996


ATTEST:                                      ESSEX PROPERTY TRUST, INC.


/s/ Michael Schall                           By: /s/ Keith Guericke
--------------------------                       _________________________(SEAL)
Michael Schall                                       Keith Guericke
Secretary                                            President


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